SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 2, 2021, by and among HSCP STRATEGIC III, L.P., a Delaware limited partnership (the “Buyer”), MVP REIT II OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (the “Seller”), and THE PARKING REIT, INC., a Maryland corporation (the “Company”).

R E C I T A L S:

WHEREAS, pursuant to this Agreement, the Buyer wishes to purchase, and the Seller wishes to issue and sell, upon the terms and conditions set forth herein, $20,000,000 of units of limited partnership of the Seller designated as “Common Units” (the “OP Units”) in the Seller’s Amended & Restated Agreement of Limited Partnership, dated as of August 26, 2021, as the same may be further amended in accordance with the terms thereof (the “Partnership Agreement”), together with units of limited partnership of the Seller designated as “Class A Units” (the “Class A Units”) to purchase OP Units in the Partnership Agreement pursuant to the form of Class A Unit agreement attached hereto as Exhibit A (the “Class A Unit Agreement”); and

WHEREAS, the Seller and the Buyer are executing and delivering this Agreement in reliance upon the registration exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Buyer and the Company hereby agree as follows:

1.               PURCHASE OF OP UNITS AND CLASS A UNITS.

(a)                      Purchase of OP Units.  Subject to the terms and conditions set forth in this Agreement, the Seller hereby issues, sells and delivers to the Buyer, and the Buyer hereby purchases and acquires from the Seller, 1,702,128 OP Units (the “Purchased OP Units”) at a purchase price of $11.75 per OP Unit (the “Purchase Price”), for an aggregate cash Purchase Price of $20,000,000 (the “Aggregate Purchase Price”).

(b)                     Purchase of Class A Units.  Subject to the terms and conditions set forth in this Agreement, the Seller hereby issues, sells and delivers to the Buyer, and the Buyer hereby purchases and acquires from the Seller, 425,532 Class A Units (the “Purchased Class A Units” and together with the Purchased OP Units, the “Purchased Units”) to purchase, in the aggregate, up to 425,532 additional OP Units (the “Additional OP Units”).  Each Purchased Class A Unit shall give the holder the right to purchase one (1) Additional OP Unit at an exercise price equal to $11.75 per Additional OP Unit (subject to adjustment as provided by the terms of such Class A Units and the Class A Unit Agreement).

(c)                      Payment for Purchase of OP Units and Class A Units.  Simultaneous with the consummation of the other transactions set forth under Section 1(e), the Buyer shall pay to the Seller the Aggregate Purchase Price as full payment for the Purchased Units by wire transfer of immediately available funds at the Closing to the bank account(s) heretofore designated in writing by the Seller.

(d)                     Taxes.  The Buyer shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of the Purchased Units to the Buyer made in accordance with this Agreement.  Consistent with Sections 18.11, 20.4 and 20.7 of the Second A&R Partnership Agreement (as defined below) and Treasury Regulations section 1.704-1(b)(5)(Example 31) (the fair market value of the noncompensatory option in such example is equal to its liquidation entitlement), such operative provisions and legal authority collectively to the effect that equity and equity-like interests in the Seller, at the time of receipt, can be properly valued for federal income tax purposes according to their respective entitlements to liquidation proceeds from the Seller at such time, as well as consistent with contemporaneous arms-length transactions consummated at or about the date hereof, the parties intend that the Class A Units have a value of zero for federal income tax purposes and that the entire Aggregate Purchase Price be allocated to the Purchased OP Units.

(e)                      Transactions to Be Effected at the Closing.  Simultaneously with the execution on delivery of this Agreement (the “Closing”):

(i)                 The Seller shall deliver to the Buyer:

A)                the Purchased Units;

B)                 a Class A Unit Agreement, duly executed by the Seller;

C)                 a waiver from the Aggregate Share Ownership Limit (as such term is defined in the Charter) pursuant to a Request for Waiver of Ownership Limit for the Company (the “Waiver”) substantially in the form of Exhibit B attached hereto, duly executed by the Seller, the Company and the other parties thereto (other than the Buyer);

D)                a Second Amended and Restated Limited Partnership Agreement of the Company, substantially in the form attached hereto as Exhibit C (the “Second A&R Partnership Agreement), and

E)                 an Amended and Restated Registration Rights Agreement, in substantially the form attached hereto as Exhibit D (the “Registration Rights Agreement” and together with this Agreement, the Class A Unit Agreement, the Waiver and the Second A&R Partnership Agreement, each, a “Transaction Agreement” and collectively, the “Transaction Agreements”), duly executed by the Company and the other parties thereto (other than the Buyer).

F)                  A certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company, dated as of the date hereof, as to (A) the resolutions consistent with Sections 3(b) and (p) as adopted by the Company’s Board of Directors (the “Board of Directors”), in a form reasonably acceptable to the Buyer, and (B) the organizational documents of the Company and the Seller, each as in effect at the Closing.

(ii)                  The Buyer shall deliver or cause to be delivered:

A)                the Aggregate Purchase Price by wire transfer of immediately available funds to the bank account(s) heretofore designated in writing by the Seller;

B)                 the Waiver duly executed by the Buyer;

C)                 the Second A&R Partnership Agreement duly executed by the Buyer, and

D)                the Registration Rights Agreement duly executed by the Buyer.

2.               BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company and the Seller that, as of the date hereof:

(a)                      Organization and Authority.  The Buyer is a limited partnership duly organized, validly existing and in good standing with the State of Delaware with the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and such other Transaction Agreements (collectively, the “Transactions”) and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Buyer and performance by the Buyer of the Transactions have been duly authorized by all necessary action on the part of the Buyer.  This Agreement has been duly executed by the Buyer, and when delivered by the Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(b)                     No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the Transactions do not and will not (1) conflict with or violate any provisions of the organizational documents of the Buyer, as amended, or otherwise result in a violation of the organizational documents of the Buyer, (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Buyer or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract or agreement of the Buyer, or (3) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer is subject (including federal and state securities laws), or by which any property or asset of the Buyer is bound or affected, except in the case of clauses (2) and (3) such as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Buyer Material Adverse Effect.

(c)                      Investment Intent.  The Buyer understands that the Purchased Units and the Additional OP Units are “restricted securities” and have not been, and will not be, registered for issuance and sale under the Securities Act or any applicable state securities law (except as otherwise set forth under the Registration Rights Agreement and the Class A Unit Agreement), and the Buyer is acquiring the OP Units, the Class A Units and any Additional OP Units issued upon exercise of the Class A Units as principal for its own account and not with a view to, or for distributing (as such term is used under the Securities Act) or reselling such OP Units, Class A Units or Additional OP Units or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the OP Units, the Class A Units or any Additional OP Units for any minimum period of time. The Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution (as such term is used under the Securities Act) of any of the Purchased Units (or any securities which are derivatives thereof) to or through any person or entity. The Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)                     Buyer Status.  The Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                      General Solicitation.  The Buyer acknowledges that the Purchased Units were not offered to the Buyer as a result of any advertisement, article, notice or other communication regarding the Purchased Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                      Experience.  The Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the OP Units, the Class A Units and the Additional OP Units, and has so evaluated the merits and risks of such investment.  The Buyer is able to bear the economic risk of an investment in the Purchased Units and the Additional OP Units and, at the present time, is able to afford a complete loss of such investment.  The Buyer acknowledges that an investment in the Purchased Units and the Additional OP Units is speculative and involves a high degree of risk.

(g)                     Access to Information.  The Buyer acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (1) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller and the Company concerning the terms and conditions of the Transactions and the merits and risks of investing in the Purchased Units and the Additional OP Units, (2) access to information about the Seller and the Company and each of their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (3) the opportunity to obtain such additional information that the Seller and the Company possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Seller’s and the Company’s representations and warranties contained in this Agreement.

(h)                     Brokers and Finders.  No Person will have, as a result of this Agreement or the Transactions, any valid right, interest or claim against or upon the Company, the Seller or the Buyer for any commissions, fees or expenses or other compensation based upon arrangements made by or on behalf of the Buyer.

(i)                       Independent Investment Decision.  The Buyer has independently evaluated the merits of its decision to purchase the Purchased Units and the Additional OP Units pursuant to this Agreement and the Class A Unit Agreement.  The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Seller or the Company to the Buyer in connection with the purchase of the Purchased Units and the Additional OP Units constitutes legal, tax or investment advice.  The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Units and the Additional OP Units.

(j)                       Reliance on Exemptions.  The Buyer understands that the Purchased Units and the Additional OP Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Purchased Units and the Additional OP Units.

(k)                     No Governmental Review.  The Buyer understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the OP Units, the Class A Units or the Additional OP Units or the fairness or suitability of the investment in the Purchased Units or the Additional OP Units nor have such authorities passed upon or endorsed the merits of the Transactions.

(l)                       No Other Representations. Except for the representations and warranties set forth in this Section 2, the Buyer makes no other express or implied representation or warranty with respect to itself or any other information provided to the Company or the Seller in connection with this Agreement or the other Transaction Agreements.

3.               REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY.

Except as set forth in the SEC Reports, the Seller and the Company, jointly and severally, hereby represent and warrant as of the date hereof, to the Buyer:

(a)                      Organization and Qualification.  Each of the Company, the Seller and each of their Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  None of the Seller, the Company nor any of their Subsidiaries is in violation or default in any material respect of any of the provisions of its respective organizational or charter documents.  The Seller, the Company and each of their Subsidiaries is duly qualified to conduct business and is in good standing as a foreign entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Company Material Adverse Effect.

(b)                     Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder.  The Seller has the requisite partnership power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations.  Each of the Company’s and the Seller’s execution and delivery of this Agreement and the other Transaction Agreements, and the consummation by each of them of the Transactions (including, but not limited to, the sale and delivery of the Purchased Units and the Additional OP Units in accordance with the terms hereof and the Class A Unit Agreement) have been duly authorized by all necessary action and no further action is required by the Seller, the Company, the Board of Directors, its Disinterested Directors or its shareholders in connection herewith other than in connection with the Required Approvals.  This Agreement has been duly executed by each of the Company and the Seller and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company and the Seller, as applicable, enforceable against the Company and the Seller, as applicable, in accordance with its terms, except for the Enforceability Exceptions.

(c)                      No Conflicts.  The execution, delivery and performance by each of the Company and the Seller of this Agreement and the consummation by the Company and the Seller of the Transactions (including, without limitation, the issuance of the Purchased Units and the Additional OP Units) do not and will not (1) conflict with or violate any provisions of the Partnership Agreement, the Second A&R Partnership Agreement, the Articles of Amendment and Restatement of the Company, dated as of September 22, 2015 (the “Charter”) or the Bylaws of the Company, dated as of June 12, 2015, or otherwise result in a violation of the organizational documents of the Company, the Seller or any of their Subsidiaries, (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, the Seller or any of their Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract of the Company, the Seller or any of their Subsidiaries, or (3) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, the Seller or any of their Subsidiaries is subject (including federal and state securities laws, assuming the correctness of the representations and warranties made by the Buyer herein), or by which any property or asset of the Company, the Seller or any of their Subsidiaries is bound or affected, except in the case of clauses (2) and (3) such as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Company Material Adverse Effect.

(d)                     Filings, Consents and Approvals.  None of the Company, the Seller nor any of their Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company and the Seller of this Agreement, the other Transaction Agreements and the Transactions (including, without limitation, the issuance of the Purchased Units and the Additional OP Units), other than (1) filings required by applicable federal and state securities laws, including the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (2) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”), or (3) where the failure to receive such consent, waiver, authorization, provide notice or make such filing or registration would not, individually or in the aggregate, have or would reasonably be expected to result in a Company Material Adverse Effect.

(e)                      Issuance of the OP Units; Class A Units and Additional OP Units.  The Purchased Units and the Additional OP Units have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the Class A Unit Agreement, as applicable, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens, other than restrictions on transfer (1) provided for in the Partnership Agreement or (2) imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Buyer in this Agreement and the timely filing of the Required Approvals, the Purchased Units and the Additional OP Units will be issued in compliance with all applicable federal and state securities laws.

(f)                      Capitalization.

(i)                 The authorized capital stock of the Company is as set forth in the SEC Reports.  The Common Shares, the Series A Preferred Shares and the Series 1 Preferred Shares conform in all material respects to the descriptions thereof in the SEC Reports.  All of the outstanding Common Shares, Series A Preferred Shares and Series 1 Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with the Company’s organizational documents and all applicable federal and state securities laws, and none of such outstanding Common Shares, Series A Preferred Shares or Series 1 Preferred Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the date of this Agreement, there are 15,479,902 Common Units (as defined in the Partnership Agreement), 2,862 Series A Preferred Units (as defined in the Partnership Agreement), and 39,811 Series 1 Preferred Units (as defined in the Partnership Agreement) outstanding.  The OP Units conform in all material respects to the descriptions thereof in the SEC Reports. All of the outstanding  partnership units are validly issued and were issued in compliance with all applicable federal and state securities laws, and none of such outstanding partnership units were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions that has not been effectively waived.  Except as disclosed in the SEC Reports, (i) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for any Common Shares, Common Units or any other securities of the Company or the Seller and (ii) there are no outstanding equity or debt securities convertible into or exchangeable or exercisable for any securities of the Company.  The issuance and sale of the OP Units and the Class A Units will not obligate the Company or the Seller to issue Common Shares or OP Units, as applicable, or other securities to any Person (other than the Buyer) and will not result in a right of any holder of the Company’s or the Seller’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(ii)               None of the Company, the Seller or any of their Subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act. Neither the Company, the Seller nor any Subsidiary has a “poison pill” or similar shareholder rights plan.

(iii)             There are no (i) voting trusts, proxies or other similar agreements or understandings to which the Company, the Seller or any of their Subsidiaries was bound with respect to the voting of any shares of stock of the Company, the Seller or other equity interests in any such Subsidiary, (ii) contractual obligations or commitments of any character to which the Company, the Seller or any of their Subsidiaries was a party or by which the Company, the Seller or any of their Subsidiaries was bound restricting the transfer of, or requiring the registration for the sale of, any shares of stock of the Company, the Seller or other equity interests in any such Subsidiary, or (iii) stock appreciation rights, performance shares, performance share units, contingent value rights, “phantom” stock or similar securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any shares of stock or other voting securities or ownership interests in the Company, the Seller and any of their Subsidiaries.

(g)                     Subsidiaries.  As of the date hereof, the only Subsidiaries of the Seller and the Company are the entities listed in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each such Subsidiary free and clear of any and all Liens, and all of the issued and outstanding shares of capital stock or comparable equity interest of each such Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(h)                     Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected or updated by a subsequent amendment or restatement).  Such financial statements (i) have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, (ii) fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal and recurring audit adjustments and (iii) were prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries.

(i)                       SEC Reports; Disclosure Materials. The Company has filed with the Commission all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected or updated by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Material Contract has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

(j)                       Internal Accounting Controls; Sarbanes-Oxley Act. The Company maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and the rules and regulations of the Commission with respect thereto and are sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included within the SEC Reports, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company, the Seller and each of their Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the Commission thereunder.

(k)                     Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report filed prior to the date hereof, as applicable, (1) there have been no events, occurrences or developments that have or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (2) neither the Company nor the Seller has incurred any material Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) Liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (3) neither the Company nor the Seller has declared or made any dividend or distribution of cash or other property to its shareholders or holders of OP Units, as applicable, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or OP Units, as applicable, and (4) there has not been any entry into, or any material change or amendment to, or any waiver of any material right by the Seller, the Company or any of their Subsidiaries under, any Material Contract of the Company. Neither the Company, the Seller nor any of their Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company, the Seller or any of their Subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(l)                       Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the any court, public board, governmental entity, self-regulatory organization or body (each, an “Action”) pending or, to the knowledge of the Company or the Seller, threatened, which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement, the other Transaction Agreements or the issuance of the OP Units, the Class A Units or the Additional OP Units or (2) except as disclosed in the SEC Reports, would, individually or in the aggregate, have, or would reasonably be expected to result in, a Company Material Adverse Effect.

(m)                   Private Placement.  Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Units and the Additional OP Units by the Seller to the Buyer under this Agreement.

(n)                     Investment Company.  Neither the Company, the Seller nor any of their Subsidiaries is, and immediately after receipt of payment for the Purchased Units or the Additional OP Units, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)                     No General Solicitation.  Neither the Seller nor, to the Seller’s knowledge, any Person acting on behalf of the Seller, has offered or sold any of the OP Units or Class A Units by any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the OP Units or Class A Units.

(p)                     Disinterested Director Approval. The Disinterested Directors have approved and have taken all action to cause the Company and the Seller to approve the Company’s and Seller’s entry into this Agreement and the other Transaction Agreements and the performance by the Company and the Seller of the Transactions in all respects.

(q)                     Foreign Corrupt Practices; Illegal or Unauthorized Payments; Money Laundering. Neither the Company, the Seller or any of their Subsidiaries nor, to the knowledge of the Company and the Seller, any director, officer, partner, employee, agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Law”), nor, to the Company’s or the Seller’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any governmental entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i)(A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any governmental entity, or (ii) assisting the Company, the Seller or their Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company, the Seller or their Subsidiaries. Neither of the Company nor the Seller will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws. Neither the Company, the Seller nor any of their Subsidiaries nor, to the best of the Company’s and the Seller’s knowledge, any of the officers, directors, partners, employees, agents or other representatives of the Company, the Seller or any of their Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company, the Seller or any of their Subsidiaries. The operations of the Company, the Seller and their Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(r)                       Indebtedness and Other Contracts. Except as set forth in the SEC Reports, neither the Company, the Seller nor any of their Subsidiaries (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company, the Seller or any of their Subsidiaries or by which the Company, the Seller or any of their Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed in connection with the Company, the Seller or any of their Subsidiaries; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Company Material Adverse Effect. Neither the Company, the Seller nor any of their Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s, the Seller’s or their Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Company Material Adverse Effect.

(s)                      Title. Each of the Company, the Seller and their Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company, the Seller or any of their Subsidiaries that are material to the business of the Company, the Seller or their Subsidiaries (the “Real Property”). Except as set forth in the SEC Reports, the Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) those that are not likely to result in a Company Material Adverse Effect. Any Real Property held under lease by the Company, the Seller or any of their Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company, the Seller or any of their Subsidiaries.

(t)                       Intellectual Property Rights. The Company, the Seller and their Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Neither the Company, the Seller nor any of their Subsidiaries has any knowledge of any infringement by the Company, the Seller or their Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding made or brought, or to the knowledge of the Company and the Seller, threatened, regarding any Intellectual Property Rights owned by the Company, the Seller or any of their Subsidiaries, except where such claim, action or proceeding is not reasonably likely to result in a Company Material Adverse Effect. Neither the Company, the Seller nor any of their Subsidiaries has received any notice alleging any such infringement or claim, action or proceeding.

(u)                     Taxes.  The Company and the Seller make the following representations and warranties with respect to Tax matters:

(i)                 Each of the Company, the Seller and their Subsidiaries (x) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a governmental entity), and such Tax Returns are true, correct and complete in all material respects, and (y) has timely paid (or had timely paid on its behalf) all material Taxes required to be paid by it, other than Taxes being contested in good faith and for which adequate reserves have been established in the Company's most recent financial statements contained in the Disclosure Materials.

(ii)               The most recent financial statements contained in the Disclosure Materials reflect an adequate reserve for all Taxes payable by the Company, the Seller and their Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

(iii)             No material deficiencies for any Taxes have been asserted or assessed in writing against the Company, the Seller or any of their Subsidiaries and remain outstanding as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

(iv)             There are no audits, investigations by any governmental entity or other proceedings ongoing or, to the knowledge of the Company, threatened in writing with regard to any material Taxes or material Tax Returns of the Company, the Seller or any of their Subsidiaries, including claims by any governmental entity in a jurisdiction where the Company, the Seller or any of their Subsidiaries does not file Tax Returns that the Company, the Seller or such Subsidiary is required to file Tax Returns in such jurisdiction.

(v)               Neither the Company, the Seller nor any of their Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(vi)             Neither the Company, the Seller nor any of their Subsidiaries has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or other governmental entity related to Taxes.

(vii)           The Company, the Seller and their Subsidiaries have complied, in all material respects, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign laws) and have duly and timely withheld and, in each case, have paid over to the appropriate governmental entity all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable laws.

(viii)         There are no Liens for Taxes upon any property or assets of the Company, the Seller or any of their Subsidiaries except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or in the SEC Reports.

(ix)             There is no Tax allocation or sharing agreement or similar arrangement with respect to which the Company, the Seller or any of their Subsidiaries is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business).

(x)               Neither the Company, the Seller nor any of their Subsidiaries (x) has, or has ever had, a permanent establishment in any country other than the country in which it is organized and resident, (y) has engaged in a trade or business in any country other than the country in which it is organized and resident that subjected it to Tax in such country, or (z) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized and resident.

(xi)             The Seller is classified as a partnership for U.S. federal income Tax purposes.

(v)                     Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company, the Seller or any of their Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Company Material Adverse Effect.

(w)                   Insurance. The Company, the Seller and each of their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company, the Seller and their Subsidiaries are engaged. Neither the Company, the Seller nor any of their Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(x)                     Compliance with Data Privacy Laws. In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any personal identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees, tenants and/or other third parties (collectively, “Personal Information”), the Company is and has been in material compliance with all applicable laws, the Company’s own and then-current privacy policies, and the applicable requirements of any contract to which the Company is a party, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is in compliance in all material respects with all federal and state laws relating to data loss, theft and breach of security notification obligations, except where the failure so to comply would not, singly or in the aggregate, result in a Company Material Adverse Effect. To the knowledge of the Company, there has been no loss of, or unauthorized access, use, or disclosure of any Personal Information.

(y)                     Brokers and Finders.  No Person will have, as a result of this Agreement or the Transactions, any valid right, interest or claim against or upon the Company, the Seller or the Buyer for any commissions, fees or expenses or other compensation based upon arrangements made by or on behalf of the Company, the Seller or any of their Subsidiaries.

(z)                Environmental Laws.

(i)                 Neither the Company, the Seller nor any of their Subsidiaries is in violation of any Law, or any judicial or administrative interpretation thereof, including any judicial or administrative order, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) that could reasonably be expected to have a Company Material Adverse Effect;

(ii)               The Company, the Seller and their Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; except where the failure to obtain such permit, authorization or approval or to be in compliance would not, singly or in the aggregate, result in a Company Material Adverse Effect;

(iii)             There are no pending or, to the knowledge of the Company, threatened Actions, Liens, notices of noncompliance or violation relating to any Environmental Law against the Company, the Seller or any of their Subsidiaries that could reasonably be expected to have a Company Material Adverse Effect; and

(iv)             To the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of a governmental order for clean-up or remediation, or an Action by any private party or Governmental Entity, against or affecting the Company, the Seller or any of the Subsidiaries or any of their real properties relating to Hazardous Materials or any Environmental Laws.

(aa)                  No Other Representations. Except for the representations and warranties set forth in this Section 3, none of the Company, the Seller nor any other Person makes any express or implied representation or warranty with respect to the Company or the Seller with respect to any other information provided to the Buyer in connection with this Agreement or the other Transaction Agreements.

4.               COVENANTS.

(a)                      Filing of Form 8-K.  The Company agrees that it shall, within the time required under the Exchange Act, file a Current Report on Form 8-K (or disclose under Item 5 of Form 10-Q), disclosing all material terms of the Transactions contemplated by this Agreement and the other Transaction Agreements to the extent required pursuant to Form 8-K.

(b)                     Form D.  No more than fifteen (15) days after the date of this Agreement, the Seller shall file a Form D with the Commission pursuant to Regulation D of the Securities Act with respect to the Purchased Units to be acquired pursuant to this Agreement.

(c)                      Blue Sky.  The Seller shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify the sale of the Purchased Units to the Buyer under this Agreement under applicable securities or “blue sky” laws of the states of the United States in such states as is necessary in connection with such sales, as required under applicable law of such states.

(d)                     Update to Register.  Upon consummation of the Transactions, the OP Units and the Class A Units purchased by Buyer shall be evidenced by an update to the Register (as that term is defined in the Partnership Agreement) listing Buyer as a General Partner Affiliate (as that term is defined in the Partnership Agreement) and as a limited partner holding the OP Units and the Class A Units purchased by Buyer as contemplated herein and having a Capital Contribution (as that term is defined in the Partnership Agreement) of the Aggregate Purchase Price.

(e)                      Use of Proceeds.  Buyer hereby acknowledges that the Seller intends to contribute the Aggregate Purchase Price to the Company for working capital purposes, including expenses related to the Transactions and the acquisition of parking lots and related assets in Miami, Florida and Denver, Colorado.

(f)                      No Transfer or Redemption of OP Units.  Notwithstanding Section 11.3A of the Partnership Agreement, Buyer acknowledges and agrees that it shall not be permitted to transfer, and the Company hereby waives its right to consent to the Buyer’s transfer of,  all or any portion of the OP Units before the expiration of the Initial Holding Period (as such term is defined in the Partnership Agreement). Buyer further acknowledges and agrees that, consistent with Section 15.1A of the Partnership Agreement, it shall not be permitted to require the Seller to redeem all or any portion of the OP Units before the expiration of the Initial Holding Period.  Notwithstanding Section 15.1A of the Partnership Agreement, the Company hereby waives its right to cause the Seller to, and the Seller hereby waives its right to, redeem the OP Units prior to the end of the Initial Holding Period.

(g)                     Reservation of Shares. So long as any of the Class A Units remain outstanding, the Seller shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the maximum number of Additional OP Units to provide for the full exercise of the Class A Units.

(h)                     Legends.  No physical certificates shall be issued to evidence any OP Units, Class A Units or Additional OP Units unless the Seller elects to issue certificates to all other limited partners.  Any certificate representing the Purchased Units or Additional OP Units (and any certificates representing shares of Common Stock of the Company, par value $0.0001 per share (“Common Shares”) issuable, in certain circumstances, upon redemption of any of the foregoing (unless registered in accordance with applicable U.S. securities laws)) deliverable to the Buyer pursuant to this Agreement shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.”

5.               CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                      “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.

(b)                     “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Cincinnati, Ohio are not required by Law to be open.

(c)                      “Buyer Material Adverse Effect” means any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Buyer to perform any of its material obligations under this Agreement.

(d)                     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(e)                 “Company Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having any effect on the business, operations (including the results thereof), properties, assets, liabilities condition (financial or otherwise) or prospects of the Seller, the Company or any of their Subsidiaries that is material and adverse to the Seller, the Company and their Subsidiaries, taken as a whole, (ii) any material and adverse effect on the Transactions or (iii) any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability or the authority of the Company or the Seller to perform any of their respective obligations under this Agreement or the other Transaction Agreements.

(f)                       “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g)                     “Disinterested Directors” means Danica Holley, Damon Jones, Lorrence T. Kellar, and Shawn Nelson, each in their capacities as members of the Board of Directors of the Company.

(h)                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(i)                       “GAAP” means U.S. generally accepted accounting principles, as applied by the Seller.

(j)                  “Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

(k)                     “Lien” or “Liens” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

(l)                       “Material Contract” means any contract that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

(m)                    “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(n)                      “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein.

(o)                     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(p)                     “Subsidiary” or “Subsidiaries” means of a specified Person an affiliate controlled by such Person directly or indirectly through one or more intermediaries.

(q)                     “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(r)                      “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

6.               MISCELLANEOUS.

(a)                      Fees and Expenses.  The Company and the Seller, jointly and severally, shall pay for the reasonable and documented legal fees and expenses incurred by the Buyer in connection with the preparation, negotiation, execution and delivery of this Agreement and the Transaction Agreement and the performance of the Transactions (and the enforcement thereof by the Buyer), including, without limitation, all reasonable and documented legal fees and disbursements of Taft Stettinius & Hollister LLP.

(b)                     Governing Law; Jurisdiction.

(i)                 THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT WOULD CASE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(ii)               EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS, SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND, OR, IF THAT COURT DOES NOT HAVE JURISDICTION, THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BALTIMORE DIVISION (THE “MARYLAND COURTS”).  EACH OF THE PARTIES IRREVOCABLY AGREES TO REQUEST AND/OR CONSENT TO THE ASSIGNMENT OF ANY SUCH PROCEEDING TO THE MARYLAND COURT’S BUSINESS AND TECHNOLOGY CASE MANAGEMENT PROGRAM.  THE PARTIES FURTHER AGREE THAT NO PARTY HERETO SHALL BE REQUIRED TO OBTAIN, FURNISH OR POST ANY BOND OR SIMILAR INSTRUMENT IN CONNECTION WITH OR AS A CONDITION TO OBTAINING ANY REMEDY REFERRED TO IN THIS SECTION 6(B), AND EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF OR ANY RIGHT IT MAY HAVE TO REQUIRE THE OBTAINING, FURNISHING OR POSTING OF ANY SUCH BOND OR SIMILAR INSTRUMENT.  EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH LEGAL ACTION FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY LEGAL ACTION WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE IN ACCORDANCE WITH THIS SECTION 6(B), (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE LEGAL ACTION IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH LEGAL ACTION IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(c)                      Indemnification.

(i)                 In consideration of the Buyer’s execution and delivery of the Transaction Agreements and acquiring the Purchased Units hereunder and in addition to all of the Company’s and the Seller’s other obligations under the Transaction Agreements, the Company and the Seller shall, jointly and severally, defend, protect, indemnify and hold harmless the Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives  (collectively, the “Seller Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable and documented attorneys’ fees and disbursements (the “Seller Indemnified Liabilities”), incurred by any Seller Indemnitee as a result of, or arising out of, or relating to (A) any material breach of any representation or warranty made by the Company or the Seller in any of the Transaction Agreements as of the date hereof (except for representations and warranties that expressly relate to a specified date, the inaccuracy or breach of which will be determined with reference to such specified date), (B) any material breach of any covenant, agreement or obligation of the Company or the Seller contained in any of the Transaction Agreements or (C) any cause of action, suit, proceeding or claim brought or made against such Seller Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Seller Indemnitee that arises out of or results from (1) the execution, delivery, performance or enforcement of any of the Transaction Agreements (including, without limitation, any hedging or similar activities in connection therewith), or (2) the status of the Buyer as an investor in the Company or the Seller pursuant to the transactions contemplated by the Transaction Agreements or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the foregoing indemnity will not, as to any Seller Indemnitee, be available to the extent that such Seller Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of, the inaccuracy of any representation or warranty made by, or material breach of any Transaction Agreement by, such Seller Indemnitee. To the extent that the foregoing undertaking by the Company and the Seller may be unenforceable for any reason, the Company and the Seller, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Seller Indemnified Liabilities which is permissible under applicable law.

(ii)               In consideration of the Seller’s and the Company’s execution and delivery of the Transaction Agreements and sale of the Purchased Units hereunder and in addition to all of the Buyer’s other obligations under the Transaction Agreements, the Buyer shall defend, protect, indemnify and hold harmless the Seller, the Company, and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives  (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable and documented attorneys’ fees and disbursements (the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (A) any material breach of any representation or warranty made by the Buyer in this Agreement as of the date hereof (except for representations and warranties that expressly relate to a specified date, the inaccuracy or breach of which will be determined with reference to such specified date) or (B) any material breach of any covenant, agreement or obligation of the Buyer contained in this Agreement; provided, however, that the foregoing indemnity will not, as to any Buyer Indemnitee, be available to the extent that such Buyer Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of, the inaccuracy of any representation or warranty made by, or material breach of any Transaction Agreement by, such Buyer Indemnitee. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer, shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

(iii)              Reasonably promptly after receipt by a Seller Indemnitee or a Buyer Indemnitee, as applicable (each, an “Indemnitee”) under this Section 6(c) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Seller Indemnified Liability or a Buyer Indemnified Liability, as applicable (each, an “Indemnified Liability”), such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(c), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 6(c), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 6(c) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

(d)                     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, email (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)                      Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)                      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)                     Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between the Company, the Buyer, the Seller, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Agreements and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, the Seller nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Each of the Company and the Seller acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(h)                     Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (i) personal delivery to the party to be notified, (ii) when sent, if sent by email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following address or to such other address or email address as subsequently modified by written notice given in accordance with this Section 6(h):

If to the Company and/or the Seller, to:

The Parking REIT, Inc. 250 E. 5th Street, Suite 2110 Cincinnati, Ohio 45202 Attn: Manuel Chavez, III Email: [ ]
With a copy to:	Sullivan & Worcester LLP 1633 Broadway, 32nd Floor New York, NY 10019 Attn: Natalie S. Lederman Email: [ ]
If to the Buyer, to:	HSCP Strategic III, L.P. [ ] Email: [ ]
With a copy to:	Taft Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, OH 45202 Attn: Art McMahon, III and David Zimmerman Email: [ ]

(i)                       Survival of Representations, Warranties and Agreements.  Subject to the limitations and other provisions of this Agreement and the other Transaction Agreements, the representations and warranties set forth in this Agreement and the other Transaction Agreements or in any instrument delivered pursuant to this Agreement and the other Transaction Agreements shall remain in full force and effect until six (6) months after the Closing Date. All covenants and agreements of the parties contained herein and in the other Transaction Agreements shall survive the Closing indefinitely or for the period explicitly specified herein or therein.

(j)                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Seller shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation, which consent shall not be unreasonably withheld or delayed.  The Buyer may not assign its rights or obligations under this Agreement without the prior written consent of the Seller and the Company; provided, however, nothing in this Section 6(j) will restrict the Buyer’s rights to distribute to its limited partners any of the securities issued or issuable, whether by exercise, redemption or otherwise, under this Agreement and the other Transaction Agreements in accordance with the terms hereof and thereof or (ii) transfer in accordance with applicable law, the other Transaction Agreements and the Stockholders’ Agreement, dated as of August 25, 2021, by and among the Company and the other parties signatory thereto, any of the securities issued or issuable, whether by exercise, redemption or otherwise, under this Agreement and the other Transaction Agreements in accordance with the terms hereof and thereof.

(k)                     No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(l)                       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the other Transaction Agreements and the Closing.

(m)                   Amendments; Waivers.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

(n)                     Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, the Seller and the Buyer have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

HSCP STRATEGIC III, L.P.

By: /s/ Jeffrey Osher

Name: Jeffrey Osher

Title: Authorized Signatory

MVP REIT II OPERATING PARTNERSHIP, L.P.

By:  The Parking REIT, Inc.

its general partner

By: /s/ Manuel Chavez, III

Name:  Manuel Chavez, III

Title:  Chief Executive Officer

THE PARKING REIT, INC.

By: /s/ Manuel Chavez, III

Name:  Manuel Chavez, III

Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

CLASS A UNIT AGREEMENT

EXHIBIT B

Amended and Restated

Request for Waiver of Ownership Limit

for

the Parking REIT, Inc.

EXHIBIT C

SECOND Amended and RESTATED

LIMITED PARTNERSHIP AGREEMENT

EXHIBIT D

 Amended and RESTATED REGISTRATION RIGHTS AGREEMENT